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                                                                     EXHIBIT 1.2

                             SUBSCRIPTION AGREEMENT
                            FRANKLIN CAPITAL TRUST I
                         FRANKLIN FINANCIAL CORPORATION

         To be completed in full by each prospective investor. Complete, date, and sign this Subscription Agreement. Place the Subscription Agreement in an addressed and stamped envelope and mail or deliver it to Franklin Capital Trust I, c/o Morgan Keegan & Company, Inc. 50 N. Front Street Memphis, Tennessee 38103, Attention: _________________. Checks should be payable to "Franklin Capital Trust I" and must be tendered with this Subscription Agreement, or, in the alternative, payment may be made by wire transfer. For wiring instructions, contact ____________________ at ____________________.


         This Subscription Agreement (the "Subscription Agreement"), is submitted to Franklin Capital Trust I, a Delaware business trust ( the "Trust") and Franklin Financial Corporation (the "Company") in connection with an offering of preferred securities of the Trust, liquidation amount $1,000 per preferred security (the "Preferred Securities"). The Preferred Securities represent an indirect interest in subordinated debentures issued by the Company, as described in the prospectus of the Trust and the Company dated __________ , 2000 (the "Prospectus"). The undersigned (the "Subscriber") hereby subscribes for and agrees to purchase the number of Preferred Securities set forth on the signature page hereto.

         The Subscriber, as evidenced by the execution of this Subscription Agreement understands, warrants, represents and covenants that:

         1. This Subscription is subject to each of the following terms and conditions:

         a. the Company and Trust have the right to accept or reject this Subscription, in whole or in part, for any reason, without being obligated to specify any cause for such action whatsoever;

         b. any Preferred Securities issued on account of this Subscription will be registered in the name of the Subscriber;

         c. this Subscription may not be terminated or revoked by the Subscriber without the prior written consent of the Company; and

         d. this Subscription is not complete unless it is accompanied by a check or until funds are received via wire transfer.

         2. Subscriber understands that the closing is expected to occur on or before _____________, 2000, unless the Trust and the Company decide to extend the offering for an additional thirty (30) days. The Trust and the Company are entitled, at their discretion, to extend the offering without giving notice to Subscriber.

         3. This offering is being made on a "best efforts" basis on behalf of the Trust and the Company by Morgan Keegan & Company, Inc. All funds received as subscriptions shall be deposited in an escrow account with an independent escrow agent until the offering is completed. If the Trust has not received subscriptions for at least 10,000 Preferred Securities by _______________, 2000 (or, if applicable, by the end of the extension period provided for in paragraph 2 above), all funds placed in the escrow account shall


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be returned to the subscribers, with interest payable at the federal funds rate of interest. Once the offering is completed, the escrow agent will release all funds to the Trust, which will use the funds to purchase the subordinated debentures of the Company.

         4. The undersigned is a bona fide permanent resident of, or a corporation, partnership in other entity domiciled in the State set forth on the signature page hereto.

         5. THE PREFERRED SECURITIES OFFERED BY THE TRUST ARE NOT A DEPOSIT AND WILL NOT BE INSURED BY THE FDIC, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY, PERSON OR ENTITY.

         6. Each Subscriber makes the representations, warranties and undertakings herein as an inducement to the Company and the Trust to sell the Preferred Securities to the Subscriber, agrees that the Company and the Trust may rely on all such representations, warranties and undertakings, and agrees to indemnify the Company and the Trust with respect to the sale of the Preferred Securities to the Subscriber and this Agreement, and to hold each of such persons harmless against all liabilities, costs or expenses (including attorneys fees) arising by reason of or in connection with any misrepresentation or any breach of such warranties by the Subscriber, or arising out of any failure of the Subscriber to fulfill any of the Subscriber's covenants or agreements herein.

         7. By the Subscriber's signature below, the Subscriber represents and warrants to the Trust that the Subscriber has received and carefully reviewed both the Prospectus (which contains detailed information concerning the Trust, the Company, the offering and the Preferred Securities) and this Subscription Agreement; the Subscriber is subscribing to the Preferred Securities solely in reliance upon the information in the Prospectus and the Subscriber's own business judgment; the Subscriber agrees not to rely on any statement not contained in the Prospectus (and any written amendment to the Prospectus); the Subscriber is an institutional investor capable of evaluating this investment; and this investment in the Preferred Securities meets the Subscriber's investment objectives.

         8. This Subscription Agreement is binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

         9. Preferred Securities purchased by the undersigned shall be registered as listed below. (If Preferred Securities are to be registered in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If Preferred Securities are to be registered in one person's name for the benefit of another, please indicate whether registration should be as Trustee or Custodian for such person, and if a Trustee, please provide full name and date of such Trust).

         10. Under penalties of perjury, the undersigned certifies that (a) the taxpayer identification number shown on this form is correct and (b) the undersigned is not subject to backup withholding because (i) the undersigned has not been notified that the undersigned is subject to backup withholding as a result of a failure to report all interest and dividends or (ii) the Internal Revenue Service has notified the undersigned that the undersigned is no longer subject to backup withholding. (If you have been notified that you are subject to backup withholding and the Internal Revenue Service has not advised you that backup withholding has been terminated, strike out item (b).)


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         IN WITNESS WHEREOF, this Subscription Agreement has been executed by the undersigned on the ________________________ day of ________________, 2000.

                          TYPE OF OWNERSHIP (Check One)

         [ ]      INDIVIDUAL OWNERSHIP (One                   [ ]      CORPORATION (Please
                  Signature Required)                                  include Certified Corporate
                                                                       Resolution authorizing
                                                                       Signature)

         [ ]      TRUST (Please include name of                        [ ]      PARTNERSHIP (Please
                  Trust, name of Trustee, date Trust                   include a copy of the Certificate
                  was formed and a copy of the                         of Partnership or Partnership
                  Trust Agreement or other authorization)              Agreement authorizing signature)


                                                              --------------------------------------
                                                              Individual Investor Signature

                                                              OR

                                                              --------------------------------------
                                                              (Entity)(Print Name of Entity)

Number of Preferred Shares Subscribed For:                    By:
                                                                 -----------------------------------
                                                              Print Name:
                                                                         ---------------------------
--------------------------                                    Title:
                                                                    --------------------------------

Method of Payment (Check One):
                                                              --------------------------------------
         - Check (enclosed)                                   (Print or Type Name desired on Company
         - Wire Transfer                                      records)

State of Domicile:                                            ------------------------------------
                   -----------------------
                                                              Social Security or Tax I.D. #

                                                              ------------------------------------
                                                              Address (Residence for Individuals;
                                                              Principal Business for others)

                                                              ------------------------------------
                                                              City            State       Zip Code



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                   [TO BE EXECUTED BY COMPANY AND TRUST ONLY]

                                   ACCEPTANCE



         This Subscription Agreement is hereby accepted on behalf of the Company and Trust.



Date:_______________, 2000              FRANKLIN CAPITAL TRUST I

                                        By:
                                           ----------------------------------
                                        Its:
                                            ---------------------------------


                                        FRANKLIN FINANCIAL CORPORATION

                                        By:
                                           ----------------------------------

                                        Its:
                                            ---------------------------------


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